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                                                                   EXHIBIT 10.17

                     BILL OF SALE AND ASSIGNMENT AGREEMENT



     This Bill of Sale and Assignment Agreement (this "Agreement") is entered into effective as of June 30, 1999, by and between Wireless Facilities, Inc., a Delaware corporation ("Assignor") and _____________, ("Assignee"), upon the following terms and conditions:

     1.  Sale and Assignment of Membership Units.  In consideration of the
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purchase price of $99,924.00, which shall be payable in accordance with the terms of that certain Promissory Note from Assignee to Assignor of the same amount dated June 30, 1999, a copy of which is attached hereto as Exhibit A and
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the terms of which are incorporated herein by reference, and the delivery and receipt of which is hereby acknowledged by Assignor, Assignor hereby sells, assigns, conveys and transfers to Assignee 9,375 limited liability membership units (the "Units"), comprising fifty percent of Assignor's investment in Sierra Towers Investment Group, LLC, a Delaware limited liability company (the "Company").

     2.  Assignee Acceptance.  By its execution hereof, Assignee acknowledges
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receipt of the Units and accepts, approves and agrees to be bound by the terms of the Operating Agreement of the Company and of each Subscription Agreement between Assignor and the Company pursuant to which Assignor purchased the Units, and agrees to perform and discharge all of Assignor's obligations and liabilities thereunder.

     3.  Indemnification by Assignee.  Assignee hereby agrees to defend,
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indemnify and hold Assignor harmless against any and all obligations and liabilities relating to the Units which arise after the date hereof and which are hereby assumed by Assignee.

     4.  Representations of Assignor.  Assignor represents and warrants that it
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owns the Units free and clear of all liens, claims and encumbrances.  By this
Agreement, Assignor intends to cause the Units to be transferred to Assignee free and clear of all liens, claims and encumbrances and to have Assignee admitted as a substituted member of the Company as the owner of the Units.

     5.  Representations of Assignee.  Assignee represents and warrants that he:
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         a.  is acquiring the Units for his own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof;

         b. has the financial ability to bear the economic risk of the purchase of the Units, has adequate means of providing for his current needs and personal or other contingencies, and has no need for liquidity with respect to his purchase of the Units;

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         c.  has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the investment in the Company;

         d. has been furnished with or has had access to the Company's business plan and any financial information or other documents concerning the Company which may have been made available upon request, and has been given the opportunity to ask questions of, and receive answers from, Assignor pertaining to this investment;

         e. recognizes that the Units are a speculative investment and involve a high degree of risk, including, but not limited to, the potential loss of the entire investment or the risk of economic losses from the operations of the Company, but has determined (i) the Units are a suitable investment for him and
(ii) he could bear a complete loss of his investment in the Units; and

         f. understands and acknowledges that the Units are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act of 1933, as amended, and the applicable state securities laws or pursuant to registration or exemption therefrom, and he will be required to bear the financial risks of the purchase of the Units for an indefinite period of time.

     6.  Further Acts.  Assignor and Assignee hereby agree to use their
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reasonable efforts to implement the provisions of this Agreement, including executing and delivering such consents, resolutions, Unit certificates and other documents as are necessary.

     7.  Binding Effect.  This Agreement and each of its provisions shall be
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binding upon and shall inure to the benefit of the respective heirs, successors and assigns of each party hereto.

     8.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the internal laws of the State of California.



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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.


                                       ASSIGNOR:

                                       Wireless Facilities, Inc., a Delaware
                                       corporation


                                       By:__________________________________
                                       Name:________________________________
                                       Title:_______________________________


                                       ASSIGNEE:


                                       _____________________________________

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